UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 13, 2013

Capital Southwest Corporation
(Exact name of registrant as specified in its charter)

Texas	811-1056	75-1072796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12900 Preston Road, Suite 700, Dallas, Texas	75230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	972-233-8242

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2013, Capital Southwest Corporation (the “Company”) issued a press release announcing that Gary L. Martin, president, chief executive officer and chairman of the Company will retire as president and chief executive officer effective June 17, 2013 and that its board of directors (the “board”) has named Joseph B. Armes to succeed Mr. Martin as president and chief executive officer.  Additionally, the board increased the number of board seats from five to six and appointed Mr. Armes a director of the corporation, effective June 17, 2013. Mr. Gary Martin will serve as the executive chairman of the board through December 31, 2013. He will continue to serve as non-executive chairman of the board through the remainder of his term.  It is anticipated that Mr. Martin will continue to serve as a director, thereafter. A copy of the press release is attached hereto as Exhibit 99.1.

Mr. Armes has served as president and chief executive officer of JBA Investment Partners, a family investment vehicle, since 2010.  From 2005 to 2010, Mr. Armes served as chief operating officer of Hicks Holdings LLC.  Prior to 2005, Mr. Armes served as executive vice president and chief financial officer of Hicks Sports Group LLC., as executive vice president and general counsel of Hicks Sports Group LLC., as executive vice president and general counsel of Suiza Foods Corporation (now Dean Foods Company) and vice president and general counsel of The Morningstar Group Inc.  Mr. Armes earned a BBA in Finance and a Master of Business Administration from Baylor University, and a Juris Doctor from Southern Methodist University.

Effective June 17, 2013, Mr. Armes will receive cash compensation for FYE 2014 comprised of base pay at the annual rate of $430,000 and may earn an annual cash bonus of up to 150% based upon achievement of specified goals. In addition, he will also receive i) options to acquire 7,500 shares of common stock pursuant to our 2009 Stock Option Plan, the options vest equally over five years from the grant date; ii) 1,250 common shares underlying a restricted stock award that vests equally over five year from the grant date; iii) 6,000 shares of phantom stock options that will vest over five years from the grant date. These options and restricted stock awards will be awarded during the July 15, 2013 Compensation Committee Meeting, and the exercise and strike prices will be determined at that date.

Mr. Armes is an “interested person” as defined in the Investment Company Act of 1940 and is not “independent” as defined by the NASDAQ Stock Market Listing Standards.  There are no family relationships, as defined in item 401 of Regulation S-K, between Mr. Armes and any of the Company’s executive officers and any director, executive officer or person nominated to become a director or executive officer.  There are no arrangements or understandings between Mr. Armes and any other person pursuant to which Mr. Armes was appointed as president, chief executive officer and director of the Company. There are no transactions in which Mr. Armes has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a)	None.
(b)	None.
(c)	None.
(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated May 17, 2013
99.2	Armes Revised Offer Letter dated May 10, 2013
99.3	Confidentiality and Noncompetition Agreement dated May 13, 2013
99.4	Indemnification Agreement dated May 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2013
	By:	/s/ Tracy L. Morris
		Name:	Tracy L. Morris
		Title:	Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer